STOCK PURCHASE AGREEMENT

Stock Purchase Agreement, dated December 22, 2005, between Yarraman Winery, Inc., a Nevada corporation having its business address at 6767 W. Tropicana Ave., Suite 207, Las Vegas, NV 89103 (the “Company”) and the investors listed on Exhibit A attached hereto (the “Purchasers”).

ARTICLE I

DEFINITIONS

1.01.  Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” means this Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

“Board of Directors” or “Board” means the board of directors of the Company as constituted from time to time.

“Claims Period” shall have the meaning assigned to that term in Section 7.02.

“Closing” shall have the meaning assigned to that term in Section 2.02.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” includes (a) the Company’s Common Stock, $0.001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company’s Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Damages” shall have the meaning assigned to that term in Section 7.02.

“Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, when used with respect to the Company or any Subsidiary, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Company or its Subsidiaries, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Company or its Subsidiaries, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Company or its Subsidiaries, as the case may be, operate.

“Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

“Person” or “person” means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

“Survival Period” shall have the meaning assigned to that term in Section 7.01.

“Transaction Documents” means, collectively, this Agreement, the Notes and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“U.S.” means the United States of America.

“U.S. Person” has the meaning set forth in Regulation S.

ARTICLE II

PURCHASE, SALE AND TERMS OF SHARES

2.01.  The Shares. On the date hereof, the Purchasers agree to purchase shares of Common Stock of the Company for the aggregate principal amount of $2,000,000 (the “Funds”). The Company has authorized the issuance and sale of 5,253,500 shares of its Common Stock (such shares being referred to as the “Shares”), subject to the terms and conditions hereof.

2.02.  Closing. The Company agrees to issue, and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree to purchase the Shares set forth in Section 2.01. The closing of the purchase and sale of the Shares shall occur at such time and place specified by the Purchasers, simultaneous with the closing of that certain Share Exchange Agreement dated December 22, 2005 by and among the Company, the shareholders of the Company, Delta Dawn Pty Ltd., a company incorporated in Australia (the “Trust”) and Yarraman Estate Pty Ltd., a company incorporated in Australia (“Yarraman Australia”) (the “Exchange Agreement”), or at such time and date thereafter as the Purchasers and the Company may agree (the “Closing”). At the Closing, the Purchasers shall deliver to the Company promissory notes in the aggregate principal amount of $2,000,000 (the “Notes”), against delivery of stock certificate(s) to the Purchasers evidencing the Shares. The obligations, terms and conditions regarding payment of the Funds shall be set forth in the Notes.

2.03.  Representations by the Purchasers. The Purchasers, severally and not jointly, make the following representations and warranties to the Company:

(i)  The Purchasers are corporations are duly incorporated and validly existing under the laws of their jurisdiction of incorporation and have all requisite corporate power and authority to conduct their business in the manner in which it is presently being conducted. The Purchasers have all requisite power and authority to execute, deliver and perform this Agreement and the Transaction Documents to consummate the transactions contemplated hereby. The execution delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective Board of Directors of each Purchaser, if applicable, and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby. Assuming the due authorization, execution and delivery of this Agreement and the Transaction Documents by the Company, this Agreement and the Transaction Documents constitute, the valid and legally binding obligations of the Purchasers, enforceable against each Purchaser in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies, whether in a proceeding at law or in equity (the “Bankruptcy Exception”).

(ii)  Neither the execution, nor delivery by each Purchaser of this Agreement or any Transaction Document to which each Purchaser is a party, nor the consummation or performance by each Purchaser of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Purchaser; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Purchaser is a party or by which the properties or assets of such Purchaser are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Purchaser, or any of the properties or assets of such Purchaser, may be subject.

(iii)  The Purchasers have been supplied with or have had sufficient access to all information, including financial statements and other financial information of the Company, and have been afforded with an opportunity to ask questions of and receive answers concerning information to which a reasonable investor would attach significance in making investment decisions, so that as reasonable investors the Purchasers have been able to make the decision to purchase the Shares.

(iv)  The Purchasers, in making the decision to purchase the Shares, have relied upon independent investigations of the Company made by them. The Purchasers have such knowledge and experience in financial, tax and business matters so as to enable the Purchasers to utilize the information made available to the Purchasers in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

(v)  The Purchasers understand that the Shares are being and will be sold in reliance on an exemption from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchasers to purchase the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the Purchasers will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the Closing.

(vi)  All offers and sales of the Shares prior to the registration of the Shares under the Securities Act or pursuant to an exemption from registration under the Securities Act shall be made only pursuant to such a registration or such exemption from registration.

(vii)  Each Purchaser is acquiring the Shares for investment purposes.

(viii)  The Purchasers agree that the certificates representing the Shares shall contain a legend to the following effect.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(ix)  Opinion. The Purchasers will not transfer any or all of the Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of Purchasers’ Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(x)  Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its respective agents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as follows:

All of the representations and warranties of the Company set forth in Section V of the Exchange Agreement are true and correct and are, together with the Schedules thereto, incorporated herein by reference in their entirety as if made herein.

3.01.  Authorization. The Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the stockholders of the Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

3.02.  No Violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c), or (d) above, for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

3.03.  Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy Exception.

3.04.  Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2.03, the issuance of the Shares pursuant to this Agreement are (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

3.05.  Capitalization and Related Matters.

(a)  Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of the Company’s Common Stock, of which 3,496,500 shares are issued and outstanding. All issued and outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Except as disclosed in Schedule 3.05(a), there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Except as provided for herein, there are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the shares of Company’s Common Stock described in this Section 3.05 have been in compliance with U.S. federal and state securities laws.

(b)  No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)  Duly Authorized. The issuance of the Shares has been duly authorized and, upon delivery to the Purchasers of a certificate or certificates therefor in accordance with the terms of this Agreement, the Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Purchasers and restrictions on transfer imposed by this Agreement and the Securities Act.

3.06.  Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company, no such Proceeding has been threatened.

3.07.  Disclosure. Neither the Transaction Documents nor any other agreement, document, certificate, statement, whether oral or written, furnished to any of the Purchasers or their counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact within the knowledge of the Company’s executive officers which has not been disclosed herein or in writing by them to the Purchasers and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, affairs or financial condition of the Company.

ARTICLE IV

COVENANTS OF THE COMPANY

4.01.  Operations. From and after the date hereof, the Company will operate only in the ordinary course of business and in addition thereto, and not in limitation thereof; will: (i) voluntarily incur any capital expenditures in excess of a $100,000 obligation; (ii) declare, authorize or become obligated to make (or express any intention to make) any distribution or dividend to shareholders or to any other Person; or (iii) enter into a binding contract or arrangement that is outside the ordinary course of the Company’s business.

ARTICLE V
CONDITIONS TO PURCHASERS’ OBLIGATIONS

The obligation of each Purchaser to purchase and pay for the Shares to be purchased by it at the Closing, is subject to the following conditions:

5.01.  Representations and Warranties. Each of the representations and warranties of the Company set forth in Article II hereof shall be true, accurate and correct on the date hereof.

5.02.  Documentation at Closing. The Purchasers shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to the Purchasers and their counsel, if any, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

(a)  Copies of (1) the Articles of Incorporation of the Company, as amended or restated to date, together with such evidence as may be available of the filing thereof; (2) the resolutions of the Board of Directors providing for the approval of this Agreement, the issuance of the Shares, and all other agreements or matters contemplated hereby or executed in connection herewith; and (3) the By-laws of the Company, all of which shall have been certified by the Secretary of the Company, as of the date of the Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Shares.

(b)  The Exchange Agreement shall be consummated in accordance with its terms without amendment or other change and all conditions thereto have been waived.

(c)  The Company shall have delivered the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, the incumbency of such officers, and the true specimen signatures of such officers.

(d)  A certificate of the President of the Company, dated the date of the Closing, stating that the representations and warranties of the Company contained in Article II hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the time of the Closing and that all obligations and covenants in this Agreement required to be performed prior to or on the date of the Closing have been performed as of the time of the Closing.

(e)  The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement and the agreements and instruments executed and delivered by the Company in connection herewith, to issue the Shares and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Shares shall have been made or taken.

ARTICLE VI

RIGHT OF FIRST REFUSAL

6.01.  Right of First Refusal. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (unless, in the case of an agreement, obligation, reservation or setting aside, the same is expressly subject to the rights of the Purchasers under the provisions of this Article VI, and other than a reservation of shares pursuant to a Company stock option plan), any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of any series of the Company’s class of preferred stock (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, in connection with an offering of Offered Securities to be registered on a registration statement to be filed with the Commission (other than a registration (i) on Form S-8 or any successor form; or (ii) solely in connection with any employee welfare, benefit or compensation plan; or (iii) relating to a transaction pursuant to Rule 145 under the Securities Act, the Company shall, in each case, first offer to sell such securities (the “Offered Securities”) to the Purchasers at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchasers (in each case, the “Offer”) (which price and terms shall, unless otherwise consented to by the Purchasers in writing, be a price and on terms of a bona fide third party offer (the “Third Party Offer”) obtained by the Company), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from the transmission of the Offer by the Company.

6.02.  Notice of Acceptance. Notice of each Purchaser’s intention to accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing, signed by such Purchaser and delivered to the Company prior to the end of the 20-day period of such Offer, setting forth the amount of such Securities that the Purchasers elect to purchase (the “Notice of Acceptance”).

6.03.  Conditions to Acceptances and Purchase.

(a)  Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not given in respect of all the Offered Securities, the Company shall have one hundred thirty five (135) days from the end of said 20-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”) to the Person or Persons specified in the Third Party Offer, but only for an amount and kind (or the cash equivalent thereof) of consideration and otherwise in all respects upon the terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company (as determined in good faith by the Board of Directors) than those set forth in the Third Party Offer.

(b)  Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then the Purchasers may reduce the number of shares or other shares of the Offered Securities specified in its Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchasers elected to purchase pursuant to Section 6.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that the Purchasers so elect to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 6.01.

(c)  Closing. At the closing of the sale to such other Person or Persons of all or less than all the Refused Securities, which closing shall include payment of the purchase price therefor as set forth in the Offer, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchasers have so elected, upon the terms and conditions specified in the Offer, including, without limitation, payment in full for such Offered Securities. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities in form and substance as offered to the purchaser or proposed purchaser of the Offered Securities who are not the Purchasers.

6.04.  Further Sale. In each case, any Offered Securities not purchased by the Purchasers or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in Section 6.01, 6.02 and 6.03.

6.05.  Exceptions. The rights of the Purchasers under this Article VI shall not apply to:

(1)	Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; or

(2)	the Shares or the shares of Common Stock to be issued pursuant to the Exchange Agreement.

ARTICLE VII

INDEMNIFICATION; REMEDIES

7.01.  Survival. All representations, warranties, including those incorporated by reference, together with the Schedules thereto, and covenants, and obligations in this Agreement shall survive the Closing and expire one year from the date hereof (the “Survival Period”).

7.02.  Indemnification by the Company. From and after the Closing until (1) the expiration of the Survival Period, or (2) with respect to a specific claim made by the Purchasers against the Company prior to the expiration of the Survival Period, until a court of competent jurisdiction renders a final unappealable decision (or appeals of a decision are not taken within the time period permitted for filing same) (the “Claims Period”), the Company shall indemnify and hold harmless the Purchasers from and against any liabilities, loss, claims, damages (excluding consequential, punitive and other similar damages), fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising, directly or indirectly, from or in connection with:

(i)  any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement; or

(ii)  any breach by the Company of any covenant or obligation of the Company in this Agreement required to be performed by the Company on or prior to the Closing.

7.03.  Limitations on Amount. Notwithstanding anything to the contrary contained herein, the maximum amount which the Purchasers may recover from the Company for a breach of any representation, warranty, covenant or obligation under this Agreement required to be performed by the Company on or prior to Closing shall not exceed $500,000 in the aggregate; provided, further, however that no Purchaser shall be entitled to indemnification pursuant to this Article VII unless and until the aggregate amount of Damages to all Purchasers exceeds $50,000, at which time, subject to the foregoing cap on the maximum amount payable, the Purchasers shall be entitled to indemnification for the total amount of such Damages in excess of $50,000.

7.04.  Determining Damages. Materiality qualifications to the representations and warranties of the Company shall be taken into account in determining the amount of Damages occasioned by a breach of any such representation or warranty for purposes of determining the whether the baskets set forth in 7.03 have been met.

ARTICLE VIII

MISCELLANEOUS

8.01.  No Waiver: Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.02.  Amendments. Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Shares and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 8.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.03.  Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to the Company: Yarraman Winery, Inc. 6767 W. Tropicana Ave. Suite 207 Las Vegas, NV 89103	with a copy to: Loeb & Loeb LLP 345 Park Avenue New York, NY 10154
Attention: Andy Lyon, Chief Executive Officer	Attention: Mitchell S. Nussbaum, Esq. Telephone No.: 212-407-4000 Facsimile No.: 212-407-4990

8.04.  Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

8.05.  Effectiveness: Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchasers and the respective successors and assigns; provided, that, the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchasers. The Purchasers may assign all or any part of its rights and obligations hereunder to any person who acquires any Shares owned by the Purchasers. Any such assignment shall operate to release the Purchasers from its liabilities and obligations under this Agreement with respect to the Shares, as applicable, so sold or assigned. A person to whom all or a part of the Purchasers’ rights are so assigned, whether by the Purchasers or by a subsequent person, may, if so agreed to by the Purchasers, become a party to this Agreement, entitled to those rights and benefits set forth herein applicable to the Purchasers or such Shares and shall acquire the Shares subject to the representations and warranties of the Purchasers set forth in Section 2.04, and subject to any restrictions on transfer of Shares under applicable federal and state securities laws. The foregoing is in addition to, and not in limitation of; all other rights, powers and privileges of the Purchasers.

8.06.  Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

8.07.  Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

8.08.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions.

8.09.  JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS AGREEMENT BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

8.10.  Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8.11.  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.12.  Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each of the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

Yarraman Winery, Inc.

By:
Name:
Title:

Sunvalley Limited

By:
Name:
Title:

Oriental Holdings Ltd.

By:
Name:
Title:

Glenealy International Limited

By:
Name:
Title:

Dragon Enterprises Limited

By:
Name:
Title:

Leeds Holdings Limited

By:
Name:
Title:

EXHIBIT A

NAME / ADDRESS	NUMBER OF SHARES

Sunvalley Limited Oliaji Trade Centre - 1st Floor, Victoria, Mahe, Seychelles	1,150,000

Oriental Holdings Limited 46 Micoud Street, Castries, St. Lucia	955,000

Glenealy International Limited 46 Micoud Street, Castries, St. Lucia	1,053,500

Dragon Enterprises Limited 46 Micoud Street, Castries, St. Lucia	1,100,000

Leeds Holdings Limited 60 Market Square, PO Box 364, Belize City, Belize	995,000